EXHIBIT 10(xlii)

CONFIDENTIAL SETTLEMENT AGREEMENT,

MUTUAL RELEASES AND AGREEMENT TO INDEMNIFY

This Settlement Agreement, Mutual Releases, and Agreement To Indemnify (“Agreement”) is entered into on October 16, 2011, (the “Effective Date”) by BP Exploration & Production Inc., a Delaware corporation; Anadarko Petroleum Corporation, a Delaware corporation; and Anadarko E&P Company LP, a Delaware limited partnership (collectively, the “Parties”). BP Corporation North America Inc. and BP p.l.c. shall be a party to this Agreement solely for the purposes of paragraph 5.4(b) and Article VII.

For and in consideration of the mutual promises and releases set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties stipulate and agree as set forth herein below.

I.  RECITALS AND ACKNOWLEDGEMENTS

1.1    BP Exploration & Production Inc. (“BPXP”), Anadarko Petroleum Corporation (“APC”), and Anadarko E&P Company LP (“AEP”) are parties to the “Macondo Prospect Offshore Deepwater Operating Agreement” (the “Operating Agreement”), the “Lease Exchange Agreement,” and the “Ratification and Joinder of Operating Agreement Macondo Prospect,” all with an effective date of October 1, 2009, and related and ancillary agreements (collectively, and including the “Macondo Prospect Well Participation Agreement” dated as of October 1, 2009 to which BPXP and APC are parties, the “Contracts”). BPXP and APC currently own a 75% working interest and 25% working interest, respectively, in and to federal oil and gas lease OCS-G 32306 in block 252 of the Mississippi Canyon protraction area of the Gulf of Mexico (“MC252”), which is commonly called the Macondo Prospect. Although AEP previously owned a 22.5% record title interest in the MC252 lease, AEP assigned that interest to APC, effective April 1, 2010, prior to the Deepwater Horizon Incident. Hereafter, APC and AEP will be collectively referred to as “Anadarko.” Under the Operating Agreement, BPXP serves as Operator of the block and thereafter invoices the other co-owners for their working-interest share of expenditures, costs, and indebtedness relating to activities and operations under the Operating Agreement (“Costs”). BPXP has taken the position that billable Costs under the Operating Agreement include costs related to oil spills, including containment and removal equipment, the cost of control and cleanup, third-party claims, other resulting responsibilities under applicable laws and regulations, and a number of other categories of past and future expenditures related to spills. APC has not reimbursed BPXP for these Costs incurred after the Deepwater Horizon Incident, and has taken the position that the Operating Agreement does not require it to pay these Costs under the circumstances.

1.2    BPXP, Anadarko, and various of the BP Released Parties and Anadarko Released Parties (as defined below) are defendants or otherwise involved, or may in the future become involved, in lawsuits, arbitrations, administrative proceedings, regulatory proceedings, and criminal investigations and other proceedings arising out of or related to the Deepwater Horizon Incident (collectively, “the Litigation”).

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INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

1.3    The BP Released Parties and the Anadarko Released Parties now desire to resolve their disputes related to and arising out of the Deepwater Horizon Incident and their duties under the Contracts. This Agreement is not an admission of any liability or responsibility regarding the Deepwater Horizon Incident.

II.  DEFINITIONS

The following terms shall be defined as follows for the purposes of this Agreement:

2.1    The “BP Released Parties” shall mean (i) BPXP and each of its past and present direct and indirect subsidiaries and parents, including BP p.l.c. and its subsidiaries and subsidiary undertakings (as those terms are defined in the U.K. Companies Act 2006), Affiliates, divisions, and business units, and each of their respective business units, predecessors, and successors, and (ii) each of their respective agents, servants, representatives, officers, directors (or Persons performing similar functions), employees, attorneys and administrators, all and only in their capacities as such (the Persons specified in clause (ii), acting in the capacities described in such clause, are referred to collectively herein as “Representatives”).

2.2    The “BP Releasing Parties” shall mean BPXP and each of its past, present, and future direct and indirect subsidiaries and parents, including BP p.l.c. and its subsidiaries and subsidiary undertakings (as those terms are defined in the U.K. Companies Act 2006), Affiliates, divisions, and business units, and each of their respective business units, predecessors, and successors.

2.3    The “Anadarko Released Parties” shall mean (i) APC, AEP, and each of their past and present direct and indirect subsidiaries and parents, Affiliates, divisions, and business units, and each of their respective business units, predecessors, and successors, and (ii) each of their respective Representatives, all and only in their capacities as such.

2.4    The “Anadarko Releasing Parties” shall mean APC, AEP, and each of their past, present, and future direct and indirect subsidiaries and parents, Affiliates, divisions, and business units, and each of their respective business units, predecessors, and successors.

2.5    The “Deepwater Horizon Incident” shall mean the fire and explosions on the Deepwater Horizon that commenced on April 20, 2010; the events, actions, inactions, and omissions leading up to the fire and explosions; the ensuing loss of life and personal injuries; the loss of hydrocarbon reserves from MC252; the loss of the Deepwater Horizon; the releases of hydrocarbons and other pollutants from the MC252 reservoir and the drilling unit; the containment efforts; the subsequent clean up and remediation efforts and all other responsive actions; and related property or other damage arising or resulting from the incident.

2.6    “Claim” or “Claims” shall mean all past, present, or future claims, rights, causes of action, demands, lawsuits, damages, obligations, expenses, promises, liabilities, losses or costs of any kind, nature or description, including but not limited to tort claims, contract claims, warranty claims, statutory claims, declaratory judgment actions, counterclaims, cross claims, demands, and claims for damages or any other relief.

2.7    “NRD Trustees” shall refer to any and all governmental entities that possess claims for natural resource damages related to the Deepwater Horizon Incident under applicable law, including, without limitation, the National Oceanic and Atmospheric Administration, the Department of the Interior, Alabama Department of Conservation and Natural Resources, Geological Survey of Alabama, Florida Department of Environmental Protection, Louisiana Coastal Protection and Restoration Authority, Louisiana Oil Spill Coordinator’s Office, Louisiana Department of Environmental Quality, Louisiana Department of Wildlife and Fisheries, Louisiana Department of Natural Resources, Mississippi Department of Environmental Quality, Texas General Land Office, Texas Parks and Wildlife Department, and Texas Commission on Environmental Quality, all and only in their capacities as trustees of their respective jurisdiction’s natural resources.

2.8    “Person” shall mean an individual, a corporation, limited liability company, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.9    “Affiliate” of a Person shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

2.10  All figures denominated with “$” or “dollars” shall mean United States dollars.

III.  CASH PAYMENT

3.1    Within 45 calendar days from the Effective Date (the “Payment Date”), APC shall pay or cause to be paid to BPXP the sum of four billion dollars ($4,000,000,000) in cash (the “Cash Payment”) via wire transfer to a United States bank account designated in writing by BPXP. If all or part of the Cash Payment is not paid by the Payment Date, BPXP shall earn interest on the unpaid portion accruing daily from the Payment Date until paid at the lesser of (i) an annual rate equal to LIBOR plus three (3) percentage points, or (ii) the maximum rate allowed by applicable law.

3.2    BPXP and Anadarko expressly acknowledge that the releases provided in Article IV and indemnities provided in Article V and the other provisions in this Agreement are good and sufficient consideration for the payments, rights, and obligations set forth herein.

3.3    BPXP shall furnish to APC a duly executed Internal Revenue Service Form W-9, attesting that BPXP is a U.S. person for U.S. Federal income tax purposes. BPXP shall also cause any Affiliate of BPXP to which payment is required to be made hereunder to furnish to APC a duly executed Internal Revenue Service Form W-9, attesting that such Affiliate is a U.S. person for U.S. Federal income tax purposes.

3.4    BPXP will use the Cash Payment to pay the claims of Persons whose injuries and damages arise out of or relate to the Deepwater Horizon Incident.

3.5    If (i) the Cash Payment is not timely made in full, without set-off, deduction or withholding or (ii) if any portion of the Cash Payment is avoided, set aside, or recovered for any reason whatsoever from BPXP or one of its Affiliates by any Person; then at BPXP’s election this Agreement, including Articles IV and V, shall be null and void, and all or any part of the Cash Payment in the possession, custody, or control of BPXP or any of its Affiliates shall be returned to APC. This paragraph does not limit BPXP’s remedies, and BPXP also may alternatively sue to enforce this Agreement and its promise of payment and other terms.

IV.  RELEASES AND WAIVERS

4.1    In consideration of and for the promises and other consideration identified herein, the Parties make these releases:

(a)

The BP Releasing Parties hereby release and forever discharge the Anadarko Released Parties from any and all Claims that any of the BP Releasing Parties have, ever had, or may have, now or in the future, against the Anadarko Released Parties or any of them, whether known or unknown, suspected or claimed, whether or not yet asserted, arising out of or related to (i) the Contracts, (ii) the Deepwater Horizon Incident, (iii) the Litigation, and/or (iv) alleged damage to the Macondo Prospect, loss of hydrocarbon reserves from the Macondo Prospect, or profits or revenues from potential lost hydrocarbon production from the Macondo Prospect (the “Released Claims”). Without limitation and for the avoidance of doubt, the Released Claims include all claims asserting that Anadarko is required to pay Costs under the Contracts, Claims predicated on gross negligence, recklessness, or wilful misconduct, Claims for punitive or exemplary damages, Claims for payments made to or by the Gulf Coast Claims Facility (“GCCF”) or Deepwater Horizon Oil Spill Trust, Claims for payments made to the NRD Trustees for natural resource damages resulting from the Deepwater Horizon Incident, and all Claims asserted or that could have been asserted with respect to the Deepwater Horizon Incident against the Anadarko Released Parties in BPXP’s Notice of Dispute dated April 1, 2011 or in the proceeding captioned In re: Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico, on April 20, 2010, No. 10-2179 (E.D. La.) (the “MDL Litigation”). The BP Releasing Parties covenant not to assert or continue to assert any Released Claim. The BP Releasing Parties further covenant not to make any assertion, claim, or defense in any form or manner including through expert testimony, in the Litigation or in statements concerning the Deepwater Horizon Incident, which alleges, or characterizes facts as demonstrating, (i) gross negligence, recklessness, or wilful misconduct relating to the Anadarko Released Parties, or (ii) that any of the Anadarko Released Parties was a Person in Charge (as that term is defined in the Clean Water Act, 33 U.S.C. § 1251 et seq., or other similar applicable law) or controlled or had the ability to control the operation of the Deepwater Horizon or the Macondo Prospect.

(b)

The Anadarko Releasing Parties hereby release and forever discharge the BP Released Parties from any and all Claims that any of the Anadarko Releasing Parties have, ever had, or may have, now or in the future, against the BP Released Parties or any of them, whether known or unknown, suspected or claimed, whether or not yet asserted, arising out of or related to (i) the Contracts, (ii) the Deepwater Horizon Incident, (iii) the Litigation, and/or (iv) alleged damage to the Macondo Prospect, loss of hydrocarbon reserves from the Macondo Prospect, or profits or revenues from potential lost hydrocarbon production from the Macondo Prospect (the “Released Claims”). Without limitation and for the avoidance of doubt, the Released Claims include all Claims asserting that BPXP did not comply with the Operating Agreement or its duties as operator, Claims predicated on gross negligence, recklessness, or wilful misconduct, Claims for punitive or exemplary damages, and Claims asserted or that could have been asserted with respect to the Deepwater Horizon Incident against the BP Released Parties in the MDL Litigation, including in the Claim, Answer and Cross-Claims of Third-Party Defendants Anadarko Petroleum Corporation and Anadarko E&P Company LP filed in that proceeding. The Anadarko Releasing Parties covenant not to assert or continue to assert any Released Claim. The Anadarko Releasing Parties further covenant not to make any assertion, claim, or defense in any form or manner including through expert testimony, in the Litigation or in statements concerning the Deepwater Horizon Incident, which alleges, or characterizes facts as demonstrating, gross negligence, recklessness, or wilful misconduct relating to the BP Released Parties. The scope of this release and waiver does not include any rights and benefits of the Anadarko Releasing Parties under any insurance policies issued to one or more of the Anadarko Releasing Parties as principal(s) or on which any one or more of such Anadarko Releasing Parties is a named insured, including reinsurance policies applying to such insurance policies (collectively, “the Anadarko Insurance Policies”).

(c)

The Parties agree that upon payment of the Cash Payment, the Anadarko Releasing Parties and BP Releasing Parties will take all reasonable steps to withdraw any complaints, claims, or notices in the Litigation or under the dispute resolution procedures of the Operating Agreement issued or filed by them against the BP Released Parties or Anadarko Released Parties, respectively.

4.2    Notwithstanding the foregoing paragraphs 4.1(a) and 4.1(b), the releases granted herein shall not impair, affect, or limit any right or Claim that the BP Released Parties or the Anadarko Released Parties may have under this Agreement (including without limitation all indemnification rights and the rights of the respective Parties and the BP Released Parties and Anadarko Released Parties to enforce the terms hereof).

4.3    BPXP, on behalf of the BP Releasing Parties and their insurers, reinsurers, indemnitors, subrogees, and assignees, waives any and all subrogation, contribution, and indemnification rights (other than those set forth in this Agreement) or Claims against the Anadarko Released Parties for the Released Claims released in paragraph 4.1(a). Anadarko, on behalf of the Anadarko Releasing Parties and their insurers, reinsurers, indemnitors, subrogees, and assignees, waives any and all subrogation, contribution, and indemnification rights (other than those set forth in this Agreement) or Claims against the BP Released Parties for the Released Claims released in paragraph 4.1(b). Anadarko acknowledges and agrees on behalf of itself, all other Anadarko Released Parties, and any insurer, reinsurer, indemnitor, subrogee, or assignee thereof, that it and they shall have no right to recover from any of the BP Released Parties all or any portion of any payment made or rights assigned to BPXP or any other BP Released Party hereunder, at any time or under any theory whatsoever, whether legal, equitable, or otherwise. BPXP acknowledges and agrees on behalf of itself, all other BP Released Parties, and any insurer, reinsurer, indemnitor, subrogee, or assignee thereof, that it and they shall have no right to recover from any of the Anadarko Released Parties all or any portion of any payment made or rights assigned to Anadarko or any other Anadarko Released Party hereunder, at any time or under any theory whatsoever, whether legal, equitable, or otherwise.

4.4    Partial Satisfaction of Security Rights.

(a)

As partial satisfaction of Anadarko’s obligations under the Operating Agreement and in acknowledgement of the security rights in favor of BPXP as the Operator of MC252, Anadarko shall transfer, convey and assign to BPXP (such transaction being referred to herein as the “Transfer”), on a non-recourse basis, any and all of its right, title and interest in, to, and under any property or rights (whether real or personal, tangible or intangible) related to or derived from Anadarko’s leasehold interest in MC252, the Operating Agreement (inclusive of Exhibits), the other Contracts, and any and all activities and/or operations conducted under any of the foregoing as described with further specificity in Exhibit D (collectively, “Anadarko MC252 Rights”), and, in particular, waives and relinquishes to BPXP any and all right to any future economic benefits from the hydrocarbon reservoir in MC252, including, without limitation, revenues from future hydrocarbon production. BPXP shall assume all royalty obligations accruing on or after the date of the Transfer with respect to the interest in MC252 that Anadarko is assigning to BPXP under this paragraph 4.4. Anadarko shall remain liable for all royalty obligations with respect to Anadarko’s interest in MC252, if any, accruing before the date of the Transfer.

(b)

In order to effect the Transfer, Anadarko agrees to execute the Assignment and Bill of Sale and Transfer of Operating Agreement Interest and BOEMRE Form MMS-150 attached hereto as Exhibit D and will cooperate with BPXP at BPXP’s expense to obtain any governmental consents necessary to assign record title to any and all property and other

rights	and obligations described in this paragraph 4.4 and Exhibit D to BPXP or BPXP’s Affiliates.*****.

(c)

BPXP and Anadarko shall provide any notices required under the Operating Agreement as a result of the Transfer. The Transfer shall be on an “as-is, where-is” basis and made without any representation (except as expressly provided in this Agreement) or warranty of any kind on the part of Anadarko, including without limitation any warranty of title, and shall be subordinate to and expressly subject to the terms of the Operating Agreement.

(d)

In the event any required governmental consent is not obtained for the Transfer and BPXP elects to withdraw the application for governmental approval, then the Transfer shall be rescinded and the Anadarko MC252 Rights shall re-vest in Anadarko subject to the terms and conditions of the Operating Agreement and except as expressly provided in Exhibit D hereto. For avoidance of doubt, Anadarko shall assume responsibility for all royalty obligations accruing on or after the date of re-vesting. In no event shall BPXP’s withdrawal of the governmental approval application or rescinding of the Transfer in any way affect the validity of the remaining provisions of this Agreement, including without limitation the release set forth in paragraph 4.1(a) and the indemnities set forth in paragraphs 4.6(a) and 5.1, which provisions shall remain in full force and effect notwithstanding any such Transfer application withdrawal or rescission of the Transfer by BPXP.

4.5    Anadarko hereby assigns to BPXP all right, title, and interest to all claims and causes of action that the Anadarko Releasing Parties have asserted or could assert against any third Persons arising from or relating to the Deepwater Horizon Incident (“Anadarko Third Party Claims”), and BPXP hereby accepts all right, title, and interest to all Anadarko Third Party Claims. This assignment does not include any claims or rights of Anadarko or its Affiliates under the Anadarko Insurance Policies. To the extent that assignment of any Anadarko Third Party Claims is deemed invalid by a court or arbitration panel of competent jurisdiction, Anadarko agrees on behalf of the Anadarko Releasing Parties to release each and every, and covenants not to sue for, such Anadarko Third Party Claims for which the assignment has been deemed invalid.

4.6    Notwithstanding any other provision in this Agreement, to the extent that the BP Releasing Parties in the future receive value (whether as cash payments, non-cash consideration, price reductions or in any other form when paid or realized) (i) from claims that the BP Releasing Parties have asserted or could assert against third parties arising from or relating to the

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INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Deepwater Horizon Incident (other than all consideration paid by Anadarko pursuant to this Agreement), (ii) from the Anadarko Third Party Claims and/or (iii) from any insurance policies of third parties under which any one or more of the BP Releasing Parties and/or the Anadarko Releasing Parties is a named insured or an additional insured, arising from or relating to the Deepwater Horizon Incident, then the BP Releasing Parties shall make cash payments to APC, on a current and continuing basis, of twelve-and-one-half percent (12.5%) of the aggregate of such value received by the BP Releasing Parties in excess of one-and-a-half billion dollars ($1,500,000,000); except that such payments to APC shall not exceed one billion dollars ($1,000,000,000) in the aggregate.

(a)

Notwithstanding any provision in this Agreement to the contrary (including anything stated in Article IV), BPXP agrees to indemnify and hold harmless, but not defend, the Anadarko Released Parties for and against any claims of any kind or nature whatsoever, in law or in equity, asserted against any of the Anadarko Released Parties by or on behalf of any insurer, reinsurer, indemnitor, subrogee, assignee, shareholder, creditor, administrator, bankruptcy trustee, or any other party seeking to recover all or any amount of any consideration paid by or due from the BP Releasing Parties to APC under this paragraph 4.6.

V.  INDEMNITIES

5.1    BPXP Indemnity. Subject to paragraphs 5.3 through 5.10 of this Agreement, and upon receipt in full, without set-off, deduction or withholding, of the Cash Payment, BPXP shall indemnify and hold harmless, but not defend, the Anadarko Released Parties against:

(a)

all claims, causes of action, losses, costs, expenses, liabilities, damages or judgments of any kind relating to or arising out of the Deepwater Horizon Incident (collectively, “Indemnified Losses”). Indemnified Losses shall include, without limitation, to the extent relating to or arising out of the Deepwater Horizon Incident, (i) damages for personal injury or death; (ii) damages arising from negligence of any kind (whether sole, joint, concurrent, gross or otherwise); (iii) property damage; (iv) economic losses of third parties; (v) spill response, cleanup, or containment costs; (vi) lost revenues or taxes; (vii) claims by the GCCF or Deepwater Horizon Oil Spill Trust Fund; (viii) claims by the NRD Trustees for natural resource damages; (ix) royalty payments incurred after the date of the Transfer; and (x) any claims of any kind or nature whatsoever, in law or in equity, asserted against any of Anadarko Released Parties by or on behalf of any insurer, reinsurer, indemnitor, subrogee, assignee, shareholder, creditor, administrator, bankruptcy trustee, or any other party seeking to recover (A) all or any amount of any consideration paid by or due from any BP Releasing Party to any Anadarko Released Party under this Agreement or (B) all or any amount of any payment for loss relating to the Deepwater Horizon Incident made by, or at any time committed to by, any BP Releasing Parties (or any insurer, reinsurer, indemnitor, subrogee, or assignee of any BP Releasing Parties) to any third party, provided that such payment or commitment is not also the subject of the indemnities provided by Anadarko to the BP Released Parties in this Agreement, in which case this provision shall not apply to impair such indemnification claims and rights; and

(b)	*****.

5.2    Anadarko Indemnity. Subject to paragraphs 5.4 through 5.10 of this Agreement, Anadarko shall indemnify and hold harmless, but not defend, the BP Released Parties as follows:

(a)

Notwithstanding any provision in this Agreement to the contrary (including anything stated in Article IV), Anadarko hereby releases on behalf of itself and those bound by this Agreement, and agrees to indemnify and hold harmless the BP Released Parties for and against any claims of any kind or nature whatsoever, in law or in equity, asserted against any of the BP Released Parties by or on behalf of any insurer, reinsurer, indemnitor, subrogee, assignee, shareholder, creditor, administrator, bankruptcy trustee, or any other party seeking to recover (i) all or any amount of any consideration paid by or due from Anadarko to BPXP under this Agreement or (ii) all or any amount of any payment for loss relating to the Deepwater Horizon Incident made by, or at any time committed to by, any Anadarko Releasing Parties (or any insurer, reinsurer, indemnitor, subrogee, or assignee of any Anadarko Releasing Parties) to any third party, provided that such payment or commitment is not also the subject of the indemnities provided by BPXP to Anadarko in this Agreement, in which case this provision shall not apply to release or impair such indemnification claims and rights;

(b)

In the event the Anadarko Releasing Parties sue to recover on any Anadarko Third Party Claims (in breach of their obligations under Article IV to assign or release such claims), Anadarko agrees to indemnify and hold harmless the BP Released Parties for and against any claims of any kind or nature whatsoever, in law or in equity, asserted against any of the BP Released Parties by or and behalf of any third party seeking to recover from the BP Released Parties all or any amount of any payment made by the third party as a result of a claim made by any of the Anadarko Releasing Parties for any Anadarko Third Party Claim, including claims for indemnification or contribution.

5.3    Limitation On Indemnities.

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INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

(a)	The indemnities set forth in paragraph 5.1 shall not apply to the following types of Claims:

(i)	Shareholder, derivative, or securities laws Claims, demands or actions, or Claims by creditors acting in their capacity as such;

(ii)	ERISA, pension plan, employee benefit plan, or labor-related lawsuits, Claims, demands or actions;

(iii)

Any civil, criminal, or administrative fines or penalties, whether monetary or non-monetary, including but not limited to any deferred or non-prosecution agreement, or a civil judgment or settlement to the particular extent that such judgment or settlement adjudicates or resolves a Claim or Claims for fines or penalties; provided that for the avoidance of doubt and subject to paragraphs 5.4 through 5.10, this limitation on the indemnities shall not apply to injunctive relief for restoration of, or compensatory payments for damages to, natural resources obtained in a non-consensual judgement or other non-consensual order;

(iv)	Any Claims for punitive, exemplary, treble, or other non-compensatory damages;

(v)	Any Claims for damage to the property of any Anadarko Released Party relating to or arising out of the Deepwater Horizon Incident;

(vi)	Any Claims for any Anadarko Released Party’s lost profits, lost revenues, lost business opportunities, or business interruption relating to or arising out of the Deepwater Horizon Incident; and

(vii)	Any Claims for royalties with respect to Anadarko’s leasehold interest in MC252 accruing before the date of the Transfer.

(b)

The indemnities in this Agreement, including those described in paragraphs 4.6(a), 5.1 and 5.2, shall not include (i) the payment of any of the Anadarko Released Parties’ or BP Released Parties’ attorneys’ fees or expenses in the Litigation, as the case may be; (ii) the payment of any of the Anadarko Released Parties’ or BP Released Parties’ costs in the Litigation, as the case may be, except to the extent provided in paragraph 5.1(b).

5.4    BPXP’s Rights and Responsibilities As Indemnitor.

(a)

BPXP, as the indemnitor, shall have (i) the right, at its election, to conduct or control that part of any settlement negotiations that the parties agree will give rise to claims under the indemnities contained in paragraphs 4.6(a) and 5.1 of this Agreement; and (ii) the final authority to approve that part of any settlement that resolves claims that will be funded under the indemnities contained in paragraphs 4.6(a) and 5.1 of this Agreement, which settlement shall not be entered into without BPXP’s prior written approval. BPXP shall be responsible for paying its own attorney’s fees or expenses with respect to claims for which it exercises rights under this paragraph.

(b)

To the extent that BPXP, or BP Corporation North America Inc. (“BPCNA”), or BP p.l.c. if applicable, makes any payment to indemnify the Anadarko Released Parties for claims or causes of action brought by other Persons, Anadarko on behalf of the Anadarko Released Parties agrees that BPXP or BPCNA (or BP p.l.c. if applicable) shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Anadarko Released Parties against such other Persons, and, at the request of BPXP or BPCNA (or BP p.l.c. if applicable), shall use reasonable efforts to cause the Anadarko Released Parties to take all reasonable action necessary to secure such rights, including the execution of such documents as are reasonably necessary to enable BPXP or BPCNA (or BP p.l.c. if applicable) to bring suit to enforce such rights.

(c)

For any payments for which the Anadarko Released Parties seek indemnification, Anadarko shall submit a written demand therefor accompanied by reasonable proof of a judgment, settlement, or other indemnifiable costs incurred or owed, subject to the defense obligations of paragraph 5.5(a)(i) (for purposes of this paragraph, the “Indemnification Demand”). Unless otherwise agreed to by the Parties, BPXP shall make any indemnification payments due to the Anadarko Released Parties within thirty (30) business days of receiving a proper Indemnification Demand. In the event of BPXP decides to appeal such judgment, BPXP shall be responsible for the securing, posting or payment of any bond or any obligation required in lieu of payment pending the resolution of such appeal or for other costs of perfecting the appeal.

5.5    Anadarko’s Responsibilities As The Indemnitee.

(a)	Anadarko, as the indemnitee, shall have the following responsibilities:

(i)

unless the Parties agree that BPXP shall assume the defense of the Anadarko Released Parties in any lawsuit or other proceeding, Anadarko shall use its reasonable best efforts to assume the defense of and defend the Anadarko Released Parties in any lawsuit or other claim or proceeding covered by the indemnities in paragraphs 4.6(a) and 5.1. It is the express intent of the Parties that unless otherwise agreed to by the Parties, the Anadarko Released Parties shall retain and be represented by their own legal counsel in any matter to which this indemnity may apply;

(ii)

to promptly notify BPXP of any lawsuit, proceeding, claim or demand that may be covered by the indemnities in paragraphs 4.6(a) and 5.1 (provided that any delay or failure to so notify BPXP shall affect BPXP’s indemnification obligations hereunder only to the extent such delay or failure materially increases the risk or prejudices the rights of BPXP); and

(iii)	to inform and reasonably consult with BPXP about the progress of any lawsuit or other proceeding, or any settlement negotiations, that may be covered by the indemnities in paragraphs 4.6(a) and 5.1.

(b)

Except as set forth in paragraphs 4.1(b) and 4.5, Anadarko agrees to, shall, and hereby does irrevocably assign to BPXP all rights, claims, causes of action, counterclaims, offsets, or defenses of any kind or nature arising under or relating to any insurance or reinsurance policy (with the exception of the Anadarko Insurance Policies) relating in any way to the Deepwater Horizon Incident, including policies issued to any defendant in MDL No. 2179 and the policies listed on Exhibit C and issued to Transocean Ltd. as the principal named insured (hereinafter “Insurance Claim”).

(i)

Anadarko on behalf of the Anadarko Released Parties agrees to cooperate with BPXP to the extent consistent with the law, in any effort to recover the insurance and reinsurance proceeds relating to assigned Insurance Claims that are the subject of this paragraph, including, if BPXP so requests, the withdrawal or dismissal of or assignment to BPXP of all complaints, claims, notices, counts, and demands that Anadarko Released Parties have asserted or may be entitled to assert for insurance coverage for the Deepwater Horizon Incident under insurance and reinsurance policies issued to parties in the proceedings consolidated in MDL No. 2179 (but excluding in any such case any Anadarko Insurance Policies), including the complaint in intervention that Anadarko filed in the matter bearing case no. 11-275.

(ii)

To the extent that any portion of this paragraph is not enforceable under the law selected to govern this Agreement, the Parties agree that the law of the jurisdiction bearing a reasonable relationship to the parties, claims, or transaction, and most favorable to enforcement, shall apply.

5.6    This Agreement is not intended to, and shall not, prejudice any rights to insurance coverage, subrogation, contribution or any indemnity rights that the BP Released Parties may have had as of the Effective Date or may have in the future or that Anadarko may have with respect to the Anadarko Insurance Policies.

5.7    Anadarko’s Rights and Responsibilities As An Indemnitor.

(a)

Anadarko, as the indemnitor, shall have (i) the right, at its election, to conduct or control that part of any settlement negotiations that the parties agree will give rise to claims under the indemnities contained in paragraph 5.2 of this Agreement; and (ii) the final authority to approve that part of any settlement that resolves claims that will be funded under the indemnities contained in paragraph 5.2 of this Agreement, which settlement shall not be entered into without Anadarko’s prior written approval. Anadarko shall be responsible for paying its own attorney’s fees or expenses with respect to claims for which it exercises rights under this paragraph.

(b)

To the extent that Anadarko makes any payment to indemnify the BP Released Parties for claims or causes of action brought by other Persons, BPXP on behalf of the BP Released Parties agrees that Anadarko shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the BP Released Parties against such other Persons, and, at the request of Anadarko, shall use reasonable efforts to cause the BP Released Parties to take all reasonable action necessary to secure such rights, including the execution of such documents as are reasonably necessary to enable Anadarko to bring suit to enforce such rights.

(c)

For any payments for which the BP Released Parties seek indemnification, BPXP shall submit a written demand therefor accompanied by reasonable proof of a judgment, settlement, or other indemnifiable costs incurred or owed, subject to the defense obligations of paragraph 5.8(a)(i) (for purposes of this paragraph, the “Indemnification Demand”). Unless otherwise agreed to by the Parties, Anadarko shall make any indemnification payments due to the BP Released Parties within thirty (30) business days of receiving a proper Indemnification Demand. In the event Anadarko decides to appeal such judgment, Anadarko shall be responsible for the securing, posting or payment of any bond or any obligation required in lieu of payment pending the resolution of such appeal or for other costs of perfecting the appeal.

5.8    BPXP’s Responsibilities As An Indemnitee.

(a)	BPXP, as the indemnitee, shall have the following responsibilities:

(i)

unless the Parties agree that Anadarko shall assume the defense of the BP Released Parties in any lawsuit or other proceeding covered by this indemnity, BPXP shall use its reasonable best efforts to assume the defense of and defend the BP Released Parties in any lawsuit or other claim or proceeding covered by the indemnities in paragraph 5.2. It is the express intent of the Parties that unless otherwise agreed to by the Parties, the BP Released Parties shall retain and be represented by their own legal counsel in any matter to which this indemnity may apply;

(ii)

to promptly notify Anadarko of any lawsuit, proceeding, claim or demand that may be covered by the indemnities in paragraph 5.2 (provided that any delay or failure to so notify Anadarko shall affect Anadarko’s indemnification obligations hereunder only to the extent such delay or failure materially increases the risk or prejudices the rights of Anadarko); and

(iii)	to inform and reasonably consult with Anadarko about the progress of any lawsuit or other proceeding, or any settlement negotiations, that may be covered by the indemnities in paragraph 5.2.

5.9    SUBJECT TO THE LIMITATION ON INDEMNITIES IN PARAGRAPH 5.3, THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THE INDEMNITIES AND RELEASES OF LIABILITY CONTAINED IN THIS AGREEMENT APPLY TO LIABILITY PREDICATED ON THE NEGLIGENCE OR GROSS NEGLIGENCE OF OTHER PARTIES, AND ACKNOWLEDGE THAT ARTICLE V (INDEMNITIES) COMPLIES WITH ANY REQUIREMENT TO EXPRESSLY STATE LIABILITY FOR NEGLIGENCE OR GROSS NEGLIGENCE AND IS CONSPICUOUS AND AFFORDS FAIR AND ADEQUATE NOTICE.

5.10    For any arbitration concerning indemnification disputes, the prevailing party on each such indemnification dispute shall be entitled to reasonable costs, attorneys’ fees and expenses. The prevailing party on each such indemnification dispute and the amount of reasonable costs, attorneys’ fees and expenses shall be determined by the panel of arbitrators deciding such indemnification disputes pursuant to paragraph 8.10.

VI.  DUTY TO COOPERATE

6.1    The BP Released Parties and the Anadarko Released Parties agree to cooperate, and shall each use their reasonable best efforts to cause their respective subsidiaries, parents, personnel, employees, agents, representatives, and assignees to cooperate, in the defense of the Litigation to the extent consistent with applicable law, including the following:

(a)

Subject to and pursuant to whatever court or body of law has jurisdiction over this Agreement, the Parties agree to cooperate in good faith in the defense of any and all claims relating to the Deepwater Horizon Incident, where BPXP and/or Anadarko or their related corporate entities are parties. Nothing in this Agreement prevents or restricts in any way any person from fully and truthfully cooperating with, or from truthfully and completely testifying before, any federal, state, local or foreign government entity, including any federal, state or local governmental, regulatory or self-regulatory agency, body, committee (Congressional or otherwise), commission, or authority (including any governmental department, division, agency, bureau, office, branch, court, arbitrator, commission, tribunal, or other governmental instrumentality) (“Governmental Entity”), with respect to any investigation or inquiry concerning the Deepwater Horizon Incident. Further, subject to paragraphs 4.1(a), 4.1(b) and 6.1(b), nothing in this Agreements limits any party’s right or ability to assert any and all matter of law or fact as a defense (and solely as a defense) to any claim brought against it.

(b)

Anadarko shall control the defense of any Claim against it to the particular extent that such Claim may result in a recovery that falls outside of the scope of the indemnity provided in paragraphs 4.6(a) and 5.1 of this Agreement; provided however, in the defense of any such Claim, Anadarko will not make any assertion, claim, or defense in any form or manner which alleges, or characterizes facts as demonstrating, gross negligence, recklessness, or wilful misconduct relating to the BP Released Parties, including through expert testimony.

(c)

The Parties agree, to the extent reasonably practicable, consistent with applicable laws, and subject to any confidentiality limitations or restrictions, and also subject to attorney-client or other legal privilege, and further recognizing that some individuals are represented by independent counsel, to provide each other, upon formal or informal request from their respective counsel, with reasonable and direct access to their respective personnel, employees, documents, business records and all other evidence in their possession, custody or control, including physical evidence, samples, additives, and other materials.

(d)

The Parties agree and understand that their obligation to cooperate in good faith as set forth in this Article VI shall not be unreasonably withheld and that a material failure to cooperate will constitute a breach of this Agreement; provided however, the Parties agree that this obligation to cooperate is not, in and of itself, a condition precedent to the indemnity obligations set forth in paragraphs 4.6(a), 5.1 and 5.2 of this Agreement.

VII.  GUARANTEE

7.1    BPCNA shall execute, currently with this Agreement, a Guarantee in the form attached hereto as Exhibit A. BP p.l.c. shall execute, currently with this Agreement, a Guarantee in the form attached hereto as Exhibit B. BPCNA shall be the sole guarantor under the terms of Exhibit A unless and until the occurrence of a Net Worth Event as defined in Exhibit A. Upon the occurrence of a Net Worth Event, BPCNA’s guarantee shall terminate and BP p.l.c. shall become the sole guarantor under the terms of Exhibit B. Such termination shall be conditioned, however, on the continued effectiveness of the BP p.l.c. Guarantee in Exhibit B.

VIII.  MISCELLANEOUS PROVISIONS

8.1    Public Announcement. The Parties will consult with each other regarding the form and timing of any press release relating to this settlement and, if all Parties consent, may issue a joint press release.

8.2    Confidentiality.

(a)

Except for such disclosures as may be required by law, regulations, court order, stock exchange rules or any applicable listing or other similar agreement (including, without limitation, as may be required to obtain any required consent and to file the Assignment and Bill of Sale), or to carry out the terms of this Agreement, the terms of this settlement shall remain confidential and shall not be disclosed by any Party hereto other than to that Party’s Affiliates and their respective Representatives, accountants, auditors, insurers and attorneys; provided however, that the terms of this settlement may be disclosed to MOEX Offshore 2007 (“MOEX”) if MOEX agrees to enter into a confidentiality agreement on terms mutually and reasonably acceptable to the BPXP, Anadarko, and MOEX.

(b)

If at any time either Party is subject to a subpoena or other compulsory process of a court, an administrative body, a legislative body or any other person or entity that seeks a copy of this Agreement or documents relating to it, the Party to which the process was directed shall promptly deliver a copy of such process to the other Party and shall cooperate with the other Party to permit the other Party a reasonable period to evaluate and object to such process or to seek confidential treatment of any information required to be disclosed.

(c)	The fact that Anadarko and BPXP have reached a settlement on issues related to MC252 and the Deepwater Horizon Incident shall not be confidential and may be publicly disclosed.

8.3    Notice. Notice to the BP Releasing Parties pursuant to this Agreement shall be sent by electronic mail and overnight mail to the following individuals:

John E. (Jack) Lynch Jr. Deputy Group General Counsel U.S. General Counsel BP America Inc. 501 Westlake Park Boulevard Houston, TX 77079 E-mail: John.Lynch@uk.bp.com	James J. Neath Associate General Counsel BP America Inc. 501 Westlake Park Boulevard Houston, TX 77079 E-mail: James.Neath@bp.com

Notice to the Anadarko Releasing Parties pursuant to this Agreement shall be sent by electronic mail and overnight mail to the following individuals:

Robert K. Reeves Senior Vice President and General Counsel Anadarko Petroleum Corporation 1201 Lake Robbins Drive The Woodlands, Texas 77380 E-mail: Bobby.Reeves@anadarko.com	David Owens Deputy General Counsel Anadarko Petroleum Corporation 1201 Lake Robbins Drive The Woodlands, Texas 77380 E-mail: David.Owens@anadarko.com

8.4    Representations And Warranties.

(a)

Each Party represents and warrants that: (i) it is a corporation or limited partnership, as the case may be, duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation; (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or limited partnership action, does not constitute a default under any provision of applicable law or regulation, and does not contravene any provision of the organizational or governing documents of such Party or any agreement to which such Party is a party; (iii) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of such Party, enforceable in accordance with its terms; and (iv) it has not assigned, transferred, or conveyed, or purported to have assigned, transferred or conveyed, to any person or entity any Claim, demand, debt, liability, account, obligation, or cause of action herein transferred, released or assigned.

(b)

To the extent this Agreement binds the BP Releasing Parties and releases Claims, BPXP represents and warrants that it is authorized to act on behalf of the BP Releasing Parties in executing this Agreement.

(c)

To the extent this Agreement binds the Anadarko Releasing Parties and releases Claims, Anadarko represents and warrants that it is authorized to act on behalf of the Anadarko Releasing Parties in executing this Agreement.

8.5    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Anadarko Releasing Parties, Anadarko Released Parties, BP Releasing Parties or the BP Released Parties without the prior written consent of BPXP or Anadarko, respectively.

8.6    Taxes.    Each Party to this Agreement shall separately and independently bear responsibility to report any payment specified in this Agreement to the proper governmental authorities, as necessary. The Parties acknowledge and agree that the amount of any payment specified in this Agreement shall not be reduced on account of any withholding tax and that each of the Parties is relying upon its own counsel and/or tax advisors for any tax matters or advice.

8.7    Construction and Amendment.  This Agreement shall be interpreted as if jointly written by both Parties. No term of this Agreement may be released, discharged, abandoned, or modified except by a written instrument signed by both Parties.

8.8    Entire Agreement.  This Agreement, including its Exhibits, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes previous negotiations, discussions, agreements or understandings with respect to such matters. To the extent of any inconsistency or conflict between this Agreement and the Contracts, the terms of this Agreement shall prevail.

8.9    Enforceability.  The illegality, invalidity or unenforceability of any provisions of this Agreement shall not operate to invalidate the whole Agreement and shall not affect the validity or enforceability of any other provisions of this Agreement.

8.10    Dispute Resolution And Choice of Law.  The Parties agree that in the event any dispute arises under this Agreement, the exclusive jurisdiction and process for resolution of such disputes shall be binding arbitration in Houston, Texas, before a panel of three neutral arbitrators, conducted pursuant to the commercial rules and procedures of the American Arbitration Association. Except as set forth in paragraph 5.5(b)(ii), this Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the state of Delaware, without giving effect to its principles or rules of conflict of laws.

8.11    No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any entity other than BPXP and Anadarko, except as expressly provided herein. Without limitation and for the avoidance of doubt, the BP Released Parties and the Anadarko Released Parties shall be entitled to the benefits of and to enforce the release of Claims even if they are not signatories to this Agreement.

8.12    Costs.  Except as specifically set forth herein, the Parties shall pay their own costs, attorneys’ fees and expenses with respect to the Deepwater Horizon Incident.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their representative corporate capacity by their duly authorized officers, as of the day and year first written above.

BP EXPLORATION & PRODUCTION INC.

By:       /s/ James Dupree

Name:  James Dupree

Title:  President

BP CORPORATION NORTH AMERICA INC.

By:       /s/ James Dupree

Name:  James Dupree

Title:  Authorized Signatory

BP P.L.C.

By:       /s/ Byron Grote

Name:  Byron Grote

Title:  Director

ANADARKO PETROLEUM CORPORATION

By:      /s/ R.A. Walker

Name:  R.A. Walker

Title:  President and Chief Operating Officer

ANADARKO E&P COMPANY LP

By:       /s/ R.A. Walker

Name:  R.A. Walker

Title:  President

EXHIBIT A

BP CORPORATION NORTH AMERICA, INC. GUARANTEE

1.     For good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, unless and until a Net Worth Event (as defined below) occurs BP Corporation North America Inc., a corporation organized under the laws of Indiana (the “First Guarantor”), absolutely, unconditionally and irrevocably guarantees to Anadarko Petroleum Corporation, and Anadarko E&P Company LP (collectively, the “Beneficiaries”) that BP Exploration and Production Inc. (“BPXP”) will duly and punctually perform, comply with, and observe all of its obligations (the “Obligations”) under that certain Confidential Settlement Agreement, Mutual Releases and Agreement to Indemnify dated October 16, 2011 (the “Agreement”), including without limitation all of BPXP’s payment and indemnification obligations under the Agreement, as and when required in accordance with the terms thereof, in each case, without regard to whether any such Obligations are direct or indirect, now or hereafter existing or owing, or incurred or payable before or after commencement of any proceedings by or against BPXP under any applicable bankruptcy or insolvency law, and, if BPXP fails to perform any such Obligation in the manner and at the time required for any reason whatsoever, First Guarantor shall promptly perform or procure the performance of such Obligation. Notwithstanding anything to the contrary in this Guarantee, the commencement of any proceedings by or against BPXP under any applicable bankruptcy or insolvency law shall not relieve the First Guarantor of its obligations under this Guarantee or impair the enforcement thereof by the Beneficiaries. Upon the occurrence of a Net Worth Event, the First Guarantor’s obligations hereunder shall, subject to paragraph 7.1 of the Agreement, terminate and this Guarantee shall terminate and be of no further force or effect.

2.     For purposes of this Guarantee, the terms set forth below have the following meanings:

“Consolidated Net Worth” means Total Assets less Total Liabilities.

“GAAP” means, as at any date of determination, generally accepted accounting principles in the United States.

“Net Worth Event” means *****.

“Total Assets” means, as at any date of determination, all assets of the First Guarantor and its subsidiaries on a consolidated basis in conformity with GAAP.

“Total Liabilities” means, as at any date of determination, all liabilities of the First Guarantor and its subsidiaries on a consolidated basis in conformity with GAAP.

*****

INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

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CONFIDENTIAL SETTLEMENT AGREEMENT

3.    This Guarantee is an absolute and continuing guarantee of performance and payment (and not of collection) of the Obligations. This Guarantee is in no way conditioned upon any attempt to collect any payment from, or enforce any Obligation of, upon or against, BPXP or upon any other event or contingency, and shall be binding upon and enforceable against the First Guarantor in accordance with the terms set forth herein.

4.    The obligations of the First Guarantor set forth herein constitute the full recourse obligations of the First Guarantor enforceable against it to the full extent of all its assets and properties.

5.    The obligations of the First Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, stay, recoupment, suspension, deferment, reduction or defense (other than full and strict payment or other satisfaction of the Obligations) based upon any claim the First Guarantor or BPXP may have against the Beneficiaries or any other obligor. The obligations of the First Guarantor hereunder shall remain in full force and effect prior to the occurrence of Net Worth Event without regard to, and shall not be released, discharged or reduced (except to the extent of any defenses to payment or performance to which BPXP is entitled under the express terms of the Agreement) for any reason, including, but not limited to, (a) any amendment or waiver of any term of the Agreement, whether or not the Beneficiaries, BPXP or the First Guarantor have notice or knowledge of any of the foregoing; (b) BPXP’s or the First Guarantor’s lack of authority to execute or deliver the Agreement or to perform its obligations thereunder; (c) any purported invalidity or unenforceability of BPXP’s or First Guarantor’s obligations under the Agreement; and (d) any assignment for the benefit of creditors, bankruptcy, insolvency or similar proceeding with respect to the First Guarantor or BPXP or their respective affiliates, assets or properties, or any action taken by any trustee or receiver or by any court in any such proceeding. The Beneficiaries shall not be obligated to file any claim relating to the Obligations owing to them in the event that BPXP becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of the Beneficiaries to so file shall not affect the First Guarantor’s obligations hereunder. In the event that any payment to the Beneficiaries in respect to any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the First Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

6.    The First Guarantor unconditionally and irrevocably waive to the fullest extent permitted by applicable law, any defense, claim or circumstance which might constitute a legal or equitable discharge of a surety or guarantor or any defense to the validity or enforceability of this Guarantee, including but not limited to (a) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the First Guarantor hereunder (including without limitation notice of the acceptance of this Guarantee by the Beneficiaries or any successor thereto or assignee thereof, or the modification of the Obligations or notice of any other matters relating thereto); (b) any presentment, demand, notice of dishonor, dispute, protest or nonpayment of any damages or other amounts payable under the Agreement; (c) any requirement for the enforcement, assertion or exercise of any right or remedy under the Agreement before seeking enforcement of and recourse against the First Guarantor under this Guarantee; (d) any requirement of diligence; (e) any right to require the Beneficiaries to proceed against BPXP or

2

CONFIDENTIAL SETTLEMENT AGREEMENT

any other person or entity liable on the Obligations, or to otherwise seek and exhaust any other recourse or remedies before seeking enforcement of and recourse against First Guarantor under this Guarantee, and the First Guarantor unconditionally and irrevocably waive the right to have the property of BPXP first applied to discharge the Obligations before making payments hereunder.

7.    The First Guarantor shall be subrogated to all rights of the Beneficiary against BPXP in respect of any amounts paid by the First Guarantor pursuant to the Guaranty, provided that the First Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code 11 U.S.C. & 509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Beneficiary against BPXP or any collateral which the Beneficiary now has or acquires, until all of the Obligations shall have been irrevocably and indefeasibly paid to the Beneficiary in full. If (a) the First Guarantor shall perform and shall make payment to the Beneficiary of all or any part of the Obligations, (b) all the Obligations shall have been indefeasibly paid in full and the Beneficiary shall, at the First Guarantor’s request, execute and deliver to the First Guarantor appropriate documents necessary to evidence the transfer by subrogation to the First Guarantor of any interest in the Obligations resulting from such payment of the First Guarantor.

8.    Representations and Warranties

(i)    The First Guarantor is a corporation duly formed and validly existing under the laws of the State of Indiana.

(ii)    The First Guarantor has the power and authority to execute, deliver and perform its obligations under this Guarantee and has taken all necessary action to authorize the execution, delivery and performance of this Guarantee. No consent is required for the due execution, delivery and performance by the First Guarantor of this Guarantee, except those that have been obtained and are in full force and effect.

(iii)    The authorization, execution, delivery and performance of this Guarantee by the First Guarantor will not result in any breach of or default under (or any condition which with the giving of notice or lapse of time or both would constitute a breach or default under) (i) the constituent documents of the First Guarantor, or (ii) any contract, indenture, mortgage, security agreement or other document, instrument or agreement or any judgment, order or decree to which the First Guarantor are a party or to which the First Guarantor or any of their respective property is subject.

9.    Miscellaneous

(i)    The First Guarantor shall not assign any of their rights or delegate any of their duties under this Guarantee to any Person without the prior written consent of the Beneficiaries.

3

CONFIDENTIAL SETTLEMENT AGREEMENT

(ii)    This Guarantee shall remain in full force and effect until such time all the Obligations have been performed in full or are no longer in effect.

(iii)    Any notice to the BPXP and First Guarantor pursuant to this Guarantee shall be sent by electronic mail and overnight mail to the following individuals:

John E. (Jack) Lynch Jr. Deputy Group General Counsel U.S. General Counsel BP America Inc. 501 Westlake Park Boulevard Houston, TX 77079 E-mail: John.Lynch@uk.bp.com	James J. Neath Associate General Counsel BP America Inc. 501 Westlake Park Boulevard Houston, TX 77079 E-mail: James.Neath@bp.com

Any notice to Beneficiaries pursuant to this Guarantee shall be sent by electronic mail and overnight mail to the following individuals:

Robert K .Reeves Senior Vice President and General Counsel Anadarko Petroleum Corporation 1201 Lake Robbins Drive The Woodlands, Texas 77380 E-mail: Bobby.Reeves@anadarko.com	David Owens Deputy General Counsel Anadarko Petroleum Corporation 1201 Lake Robbins Drive The Woodlands, Texas 77380 E-mail: David.Owens@anadarko.com

(iv)    This Guarantee shall not be amended without the written consent of the First Guarantor and the Beneficiaries.

(v)    The provisions of this Agreement shall be deemed severable, and if any one or more provisions of this Guarantee shall for any reason or to any extent be determined to be invalid or unenforceable, all other provisions shall, nevertheless, remain in full force and effect.

(vi)    Within thirty days of written demand, the First Guarantor shall pay all reasonably incurred and properly documented out-of-pocket expenses incurred by the Beneficiaries, including fees and disbursements of counsel, in connection with the enforcement of the obligations of the First Guarantor under this Guarantee. Any amount owed to the Beneficiaries under this Guarantee shall earn interest accruing daily from the deadline for payment thereof until paid at the lesser of (i) an annual rate equal to LIBOR plus three (3) percentage points, or (ii) the maximum rate allowed by applicable Law.

(vii)    THIS GUARANTEE SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

4

CONFIDENTIAL SETTLEMENT AGREEMENT

(viii)    This Guarantee is subject to the dispute resolution procedures set forth in paragraph 8.10 of the Agreement.

IN WITNESS WHEREOF, the undersigned First Guarantor has by its duly authorized representatives executed and delivered this Guarantee to the Beneficiaries as of this              day of October, 2011.

BP CORPORATION NORTH AMERICA INC.

By: ______________________________________

Name:  James Dupree

Title:  Authorized Signatory

5

CONFIDENTIAL SETTLEMENT AGREEMENT

EXHIBIT B

BP P.L.C. GUARANTEE

DATED OCTOBER 16, 2011

BP p.l.c.

in favour of

ANADARKO PETROLEUM CORPORATION

ANADARKO E&P COMPANY LP

GUARANTEE

relating to the Confidential Settlement Agreement, Mutual Releases and Agreement to Indemnify dated October 16, 2011

CONFIDENTIAL SETTLEMENT AGREEMENT

CONTENTS

1. Definitions and Interpretation

2. Guarantee

3. Limitation on Exercise of Second Guarantor’s Rights

4. Valid Demand under the Guarantee

5. Costs and Expenses

6. No Implied Waivers

7. Representations and Warranties

8. Amendment to the Agreement

9. Release and Discharge

10. Assignment and Transfer

11. Communications

12. Third Party Rights

13. Governing Law and Jurisdiction

CONFIDENTIAL SETTLEMENT AGREEMENT

THIS GUARANTEE is made as a Deed the 16th day of October 2011

By:

(1)	BP p.l.c., a company incorporated in England whose registered office is at 1 St. James’s Square, London, SW1Y 4PD, United Kingdom (the “Second Guarantor”)

in favour of:

(2)

Anadarko Petroleum Corporation, a company incorporated in the state of Delaware, U.S.A. and Anadarko E&P Company LP, a limited partnership formed in the state of Delaware, U.S.A. whose registered offices are at 1201 Lake Woodlands Dr., The Woodlands, Texas 77380 (together, the “Beneficiary”)

WHEREAS:

(A)

The Beneficiary and BP Exploration and Production Inc. (“BP”), a wholly-owned indirect subsidiary of the Second Guarantor wish to enter into that certain Confidential Settlement Agreement, Mutual Releases and Agreement to Indemnify to be dated on or around October 16, 2011 (the “Agreement”);

(B)

BP Corporation North America Inc. (a wholly-owned indirect subsidiary of the Second Guarantor) has provided a guarantee in favour of the Beneficiary in connection with the Agreement (the “BPCNA Guaranty”), guaranteeing the obligations of BP under the Agreement. Pursuant to the terms of the BPCNA Guaranty, it is to remain in full force and effect until (i) the occurrence of a Net Worth Event and (ii) subject to the continued effectiveness of this Guarantee;

(C)

Upon the occurrence of a Net Worth Event, the Second Guarantor has agreed to guarantee for the benefit of the Beneficiary the obligations of BP under the Agreement under the terms of conditions of this Guarantee, and upon the occurrence of a Net Worth Event and subject to the continued effectiveness of this Guarantee, the BPCNA Guaranty will terminate; and

(D)	The Second Guarantor and the Beneficiary intend this document to take effect as a deed (even though the Beneficiary may only execute it under hand).

NOW THIS DEED PROVIDES as follows.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Guarantee, unless the context otherwise requires:

“Valid Demand” means a demand issued by the Beneficiary in accordance with Clause 4.

1.2	Interpretation of certain references
(a)	A reference to a “Clause” is a reference to a clause in this Guarantee.

(b)

This “Guarantee” includes this Guarantee as amended, supplemented, novated, restated or replaced by any document from time to time and any document which amends, supplements, novates, restates or replaces this Guarantee.

CONFIDENTIAL SETTLEMENT AGREEMENT

(c)

A “law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever.

(d)	A “Net Worth Event” *****;

(e)

Any “obligation” of any Person under this Guarantee or any other document referenced herein is a reference to an obligation expressed to be assumed by that Person or imposed on that Person under this Guarantee or that other document, as the case may be.

(f)	A “Person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state.

2.	GUARANTEE

2.1	Guarantee

As consideration for the Beneficiary’s entry into the Agreement and subject to and conditional upon there being a Net Worth Event, the Second Guarantor hereby irrevocably and unconditionally guarantees for the benefit of the Beneficiary, that if BP fails to perform any of its obligations under the Agreement (“Guaranteed Obligations”) in the manner and at the time required for any reason whatsoever, including if BP defaults in the payment of any sum due and payable by BP to the Beneficiary under the Agreement, calculated in accordance with the terms of the Agreement, allowing for set-offs or other defences which could have been asserted under the Agreement by BP, subject to Clause 2.2, the Second Guarantor shall, within 15 days of receipt of a Valid Demand by the Beneficiary, pay to the Beneficiary such sum or otherwise perform or procure the performance of such obligation (the “Guaranteed Obligations”). The Second Guarantor hereby indemnifies the Beneficiary against any cost, loss or liability suffered by the Beneficiary if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal and the amount of the cost, loss or liability shall be limited to the amount that the Beneficiary would otherwise have been entitled to recover. The Beneficiary acknowledges that the obligations under this Clause 2.1 shall have no effect prior to the occurrence of a Net Worth Event.

2.2	Second Guarantor as Principal Debtor

As between the Second Guarantor and the Beneficiary but without affecting BP’s obligations, the Second Guarantor shall be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, the liability of the Second Guarantor under this Guarantee shall not be released, affected or discharged by any

*****

INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL SETTLEMENT AGREEMENT

act, matter or omission which (but for this clause) would have released, affected or discharged the liability of the Second Guarantor including:

(a)

subject to Clause 8, any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to departure from, the terms of such Guaranteed Obligations including but not limited to the grant of time, concession or other indulgence to BP by the Beneficiary or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from a principal debtor or any other Person; or

(b)

any present or future guarantee, indemnity, mortgage, charge or other security or right or remedy held by or available to the Beneficiary being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Beneficiary from time to time dealing with, varying, realising, releasing or failing to perfect or enforce any of the same; or

(c)	any invalidity, unenforceability, illegality or voidability of the Agreement; or

(d)

any change, restructuring or termination of the corporate structure or existence of BP or the bankruptcy, insolvency, dissolution, reorganisation, moratorium, liquidation or similar proceeding involving BP; or

(e)	BP’s lack of authority to execute or deliver the Agreement or to perform its obligations thereunder.

2.3	Second Guarantor’s Obligations Additional

This Guarantee shall be in addition to and not in substitution for any other rights, remedy, security or guarantees which the Beneficiary may now or hereafter hold from or on account of BP in respect of BP’s obligations under the Agreement and may be enforced without first having recourse to such other rights, remedy, security or guarantees.

2.4	Second Guarantor’s Obligations Continuing
The Second Guarantor’s obligations under this Guarantee are and remain in full force and effect by way of continuing security:

(a)	until such time that all the obligations of BP under the Agreement have been performed in full or are no longer in effect.

(b)	notwithstanding absorption, amalgamation or any other changes in the Second Guarantor’s constitution.

2.5	Avoidance of Payments

If all or part of any payment received or recovered by the Beneficiary in respect of the Guaranteed Obligations is, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event of BP, avoided or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other such similar events, and the amount of such payment is required to be refunded to BP or other persons entitled through BP, such payment shall not be considered as discharging or

CONFIDENTIAL SETTLEMENT AGREEMENT

diminishing the liability of the Second Guarantor and this Guarantee shall continue to apply as if such amount had at all times remained owing by BP.

3.	LIMITATION ON EXERCISE OF SECOND GUARANTOR’S RIGHTS

Notwithstanding any payment or payments made by the Second Guarantor hereunder, so long as any Guaranteed Obligation remains outstanding:

(a)

the Second Guarantor hereby irrevocably waives any right of subrogation to the rights of the Beneficiary against BP and any right to be reimbursed or indemnified by BP or by any other guarantor of all or any part of the Guaranteed Obligations until such time as all the obligations of BP under the Agreement shall have been irrevocably and indefeasibly paid to the Beneficiary in full. If (a) the Second Guarantor shall perform and shall make payment to the Beneficiary of all or any part of the obligations of BP under the Agreement, and (b) all the Obligations shall have been indefeasibly paid in full, the Beneficiary shall, at the Second Guarantor’s request, execute and deliver to the Second Guarantor appropriate documents necessary to evidence the transfer by subrogation to the Second Guarantor of any interest in the obligations of BP resulting from such payment of the Second Guarantor; and

(b)

if, notwithstanding the foregoing, any amount is received or recovered by the Second Guarantor as a result of exercising such rights, such amount shall be held by the Second Guarantor in trust for the Beneficiary and shall, forthwith upon receipt by the Second Guarantor, be paid to the Beneficiary, to be applied against the Guaranteed Obligations in such order as the Beneficiary may determine.

4.	VALID DEMAND UNDER THE GUARANTEE

4.1	Second Guarantor’s liability subject to valid demand
The Second Guarantor is only liable to pay under this Guarantee in accordance with Clause 2.1 if it receives from the Beneficiary a demand in writing complying with this Clause 4 (“Valid Demand”).

4.2	Valid Demand
(a)

The Beneficiary may only issue a demand to the Second Guarantor under this Guarantee at least 7 days after it has sent a written notification to BP of its intention to make a demand under this Guarantee, (and which notification may not in any event be sent before any grace periods and periods of remediation applicable to the relevant default by BP provided in the Agreement shall have elapsed) stating the reasons for making such demand and identifying the obligations under the Agreement which BP has defaulted.

(b)	Any demand made of the Second Guarantor under this Guarantee shall be accompanied with:

(i)	a copy of a written notification referred to in Clause 4.2(a) dated and sent to BP no less than 7 days before the date of the demand; and

(ii)	a statement setting out in reasonable detail the obligation which BP has defaulted and, in the case of a payment obligation, a calculation of the amount owing by BP and under demand,

CONFIDENTIAL SETTLEMENT AGREEMENT

and delivered or sent by post or facsimile to the Second Guarantor at its address as provided under Clause 11.

5.	COSTS AND EXPENSES

The Second Guarantor shall pay the Beneficiary within 30 days of written notice all costs and expenses reasonably incurred by the Beneficiary in connection with the enforcement or preservation of its rights hereunder,.

6.	NO IMPLIED WAIVERS

Except as to applicable statutes of limitation, no failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

7.	REPRESENTATIONS AND WARRANTIES

The Second Guarantor hereby represents and warrants to the Beneficiary that:

(a)

the Second Guarantor is duly incorporated and is a validly existing company under the laws of its place of incorporation, has the capacity to sue or be sued in its own name and has power to carry on its business as now being conducted and to own its property and other assets;

(b)

the Second Guarantor has full power and authority to execute, deliver and perform its obligations under this Guarantee and no limitation on the powers of the Second Guarantor will be exceeded as a result of the Second Guarantor entering into this Guarantee; and

(c)

the execution, delivery and performance by the Second Guarantor of this Guarantee and the performance of its obligations under this Guarantee have been duly authorised by all necessary corporate action and do not contravene or conflict with the Second Guarantor’s memorandum and articles of association.

8.	AMENDMENT TO THE AGREEMENT

The Second Guarantor’s obligations under this Guarantee are subject to any alteration of or variation to any of the terms of the Agreement having been made in accordance with the provisions of the Agreement. The Second Guarantor consents to the renewal, compromise, extension, acceleration, or other modification of the terms of the Guaranteed Obligations, and to any change, modification or waiver of the terms of the Agreement, without in any way releasing or discharging the Second Guarantor from its obligations hereunder.

CONFIDENTIAL SETTLEMENT AGREEMENT

9.	RELEASE AND DISCHARGE

Subject to and in accordance with Clause 2.4, the Beneficiary undertakes, upon the Second Guarantor’s request, to:

(i)	sign and execute such deeds or instruments as the Second Guarantor may reasonably require in order to give effect to a discharge of the Second Guarantor’s obligations under this Guarantee; and

(ii)	return the original of this Guarantee to the Second Guarantor following such discharge.

10.	ASSIGNMENT AND TRANSFER

(a)	Burden and Benefit

This Guarantee shall be binding upon the Second Guarantor, its successors and assigns and shall inure to the benefit of the Beneficiary, its successor and assigns. Any reference in this Guarantee to the Second Guarantor and the Beneficiary shall be construed to refer to its relevant successors and assigns accordingly.

(b)	Transfer by Second Guarantor

The Second Guarantor shall not (without the prior written consent of the Beneficiary) assign, novate or transfer to any entity its rights or obligations under this Guarantee.

(c)	Transfer by Beneficiary

The Beneficiary shall not (without the prior written consent of the Second Guarantor, such consent not to be unreasonably withheld or delayed) assign, novate or transfer to any entity its rights or obligations under this Guarantee, except the Beneficiary may, by giving prior written notice to the Second Guarantor, assign, novate or transfer its rights or obligations under this Guarantee to a Person to whom all its rights with respect to the Guaranteed Obligations have also been transferred in accordance with the Agreement.

11.	COMMUNICATIONS

11.1	Addresses
(a)	Second Guarantor

Any demand or other communication made of the Second Guarantor under this Guarantee shall be delivered or sent by post to the Second Guarantor at its office located at 1 St. James’s Square, London SW1Y 4PD, United Kingdom, Attention: Group Treasurer, with a copy to John E. (Jack) Lynch, Deputy Group General Counsel, US General Counsel, BP America Inc. 501 Westlake Park Boulevard, Houston TX 77079, USA or to such other address and/or addressed to such other officers as may be provided in writing by the Second Guarantor to the Beneficiary for such purpose and shall be deemed to have been made when received by the Second Guarantor.

(b)	Beneficiary

CONFIDENTIAL SETTLEMENT AGREEMENT

Any communication made of the Beneficiary under this Guarantee shall be delivered or sent by post to the Beneficiary at its office located at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention: Robert K. Reeves, Senior Vice President and General Counsel, Anadarko Petroleum Corporation, with a copy to David Owens, Deputy General Counsel, Anadarko Petroleum Corporation, or to such other address and/or addressed to such other officers as may be provided in writing by the Beneficiary to the Second Guarantor for such purpose and shall be deemed to have been made when received by the Beneficiary.

12.	THIRD PARTY RIGHTS

Except as expressly provided for under this Guarantee, a Person who is not the Beneficiary has no right under the Contracts (Rights of third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Guarantee.

13.	GOVERNING LAW AND JURISDICTION

This Guarantee, and any non-contractual obligations arising out of or in connection with this Guarantee, shall in all respects be governed by and construed in accordance with the laws of England and each of the Second Guarantor and the Beneficiary, hereby irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee, and that any legal action or proceedings arising out of or in connection with this Guarantee may be brought in those courts and each of the Second Guarantor and the Beneficiary irrevocably submit to the exclusive jurisdiction of each such court.

CONFIDENTIAL SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, this Guarantee has been executed and delivered as a Deed as of the date indicated in the beginning

EXECUTED AS A DEED
BP p.l.c. acting by Byron Grote,
a director, in the presence of:	………………………………………….
Byron Grote, Director

………………………………
Signature of Witness

Name of Witness:
Address of Witness:

SIGNED by

………………………………
R.A. Walker
President and Chief Operating Officer
Anadarko Petroleum Corporation

SIGNED by

………………………………
R.A. Walker
President
Anadarko E&P Company LP

CONFIDENTIAL SETTLEMENT AGREEMENT

EXHIBIT C

Policy/Layer	Insurer
RANGER34OUSPL.09-10 $50M	Ranger Insurance Ltd.
ARS4925/ PE0902536 p/o $150 M xs $50 M

Syndicate 2003

Syndicate 1084

Syndicate 4444

Syndicate 4020

Syndicate 1414

Syndicate 958

Syndicate 2007

Syndicate 2121

Syndicate 623

Syndicate 1183

Syndicate 2987

Syndicate 1919

Syndicate 2623

Axis Specialty Europe Limited

Berkley Insurance Company

Houston Casualty Insurance Company

ARS4926 p/o $150 M xs $50 M	National Union Fire Insurance Company of Pittsburgh, Pa. Navigators Insurance Company Infrassure Ltd.
PE0902632/0022 p/o $150 M xs $50 M	Syndicate 1036 Syndicate 2001 Syndicate 1225 Syndicate 510
ARS4927 $150 M xs $200 M

Great American Insurance Co. of New York

Liberty Mutual Insurance Company

National Union Fire Insurance Company of Pittsburgh, Pa. Navigators Insurance Company

New York Marine and General Insurance Company

Valiant Insurance Company

XL Specialty Insurance Company

Zurich American Insurance Company

1

Policy/Layer, cont.	Insurer, cont.
ARS4928 p/o $200 M xs $350 M

Great American Insurance Co. of New York

Max America Insurance Company

National Union Fire Insurance Company of Pittsburgh, PA. Navigators Insurance Company

XL Specialty Insurance Company

Zurich American Insurance Company

PE0902635/001 p/o $200 M xs $350 M	Syndicate 1036 Syndicate 3000 Syndicate 1183 Syndicate 1084 Syndicate 2001 Syndicate 2003 Syndicate 4472 Syndicate 4444 Syndicate 1225
PE0902652 p/o $200 M xs $550 M

Syndicate 1036

To the best of BP’s information and belief, the following insurers also underwrite/subscribe to this policy:

Syndicate 1209

Arch Insurance Company (Europe) Ltd.

Syndicate 1919

Syndicate 4020

Syndicate 2468

Syndicate 4472

Syndicate 5000

Syndicate 2007

Syndicate 2987

Syndicate 1225

B0753PE090274400 p/o $200 M xs $550 M	Syndicate 1221
XLUMB-710368 RIG-1239/XS004 BDA02-2009-0010 RIG-060/CUBL004-09 $250M xs $750M	XL Bermuda ACE Torus Canopius

2

Policy/Layer, cont.	Insurer, cont.
PE0902536 & ARS 4925 Marine Package Policy

Syndicate 1036

Syndicate 2003

Syndicate 1209

Syndicate 1084

Syndicate 780

Syndicate 623

Syndicate 2623

Syndicate 1183

Syndicate 4444

Syndicate 2121

Syndicate 4020

Syndicate 1414

Syndicate 958

Syndicate 2007

Syndicate 1919

Syndicate 457

Syndicate 510

Syndicate 2001

Syndicate 1225

Syndicate 2987

AIG UK Limited ACE

Global Markets

Lancashire Ins. Co.

Houston Casualty Co. Ltd

Axis Specialty Ltd

Torus

WR Berkley

3

EXHIBIT D

To Settlement Agreement, Mutual Releases and Agreement to Indemnify

By and Between

Anadarko Petroleum Corporation and BP Exploration & Production Inc.

ASSIGNMENT AND BILL OF SALE

AND TRANSFER OF OPERATING AGREEMENT INTEREST

STATE OF LOUISIANA

PARISH OF PLAQUEMINES

This ASSIGNMENT AND BILL OF SALE AND TRANSFER OF OPERATING AGREEMENT INTEREST (“Assignment”) is effective as of the 16th day of October, 2011 (the “Effective Time”) is entered into by and between Anadarko Petroleum Corporation, a Delaware corporation with an address of 1201 Lake Robbins Drive, The Woodlands, Texas 77380 (“Assignor”) and BP Exploration & Production Inc., a Delaware corporation with an address of 200 Westlake Park Blvd., Houston, Texas 77079 (“Assignee”). Also appearing herein as “Intervenor” is Assignor’s predecessor-in-title, Anadarko E&P Company LP. Assignor and Assignee are sometimes referred to collectively herein as the “Parties.”

In consideration of that certain Settlement Agreement, Mutual Releases and Agreement to Indemnify (“Settlement Agreement”) by and between Assignor and Assignee and other good and valuable cause and consideration, the receipt, adequacy and validity of all of which are hereby acknowledged and confirmed, Assignor hereby grants, assigns, sells, transfers and conveys to Assignee, and Assignee hereby receives, buys and accepts from Assignor, all of Assignor’s right, title and interest in, to and under, or derived from, the following (collectively, the “Assets”):

(a)

Federal oil, gas, and mineral lease, No. OCS-G 32306 known as MC252 (the “Lease”), described on Exhibit “2” attached hereto, including any oil and gas wells located on such Lease, such wells being more particularly described on Exhibit “1” attached hereto (collectively, the “Wells”), together with all interests derived from the Lease or the Wells in or to any pools or units that include any lands covered by the Lease or all or any part of the Lease or include any Wells located on the Lease, and all tenements, hereditaments, and appurtenances belonging to such Lease, Wells, pooled areas, or units. Assignor acquired its interest in the Lease and Wells: (i) in part from Assignee pursuant to that certain Lease Exchange Agreement between the Parties and Anadarko E&P Company LP effective October 1, 2009; (ii) in part from Intervenor, Anadarko E&P Company LP, pursuant to an Assignment dated April 15, 2010 and approved by the Minerals Management Service on April 28, 2010; and (iii) in part pursuant to that certain Well Participation Agreement between the Parties and Kerr-McGee Oil & Gas Corporation effective October 1, 2009;

1

(b)

any and all Wells, fixtures, surface and subsurface equipment, oilfield equipment and oilfield parts inventory, and facilities located on or currently used in connection with operations within or production from the Assets or Lease, including the Wells, pumps, platforms, well equipment, (surface and subsurface), saltwater disposal wells, water wells, water lines, sulfur recovery facilities, processing facilities, compressors, compressor stations, dehydration facilities, treatment facilities, pipeline gathering lines, flow lines, transportation lines, valves, meters, separators, tanks, tank batteries, and other fixtures;

(c)

oil, gas, minerals, and other gaseous and liquid hydrocarbons or any combination of the foregoing, produced from and attributable to the Lease (collectively, the “Hydrocarbons”), and produced after the Effective Time;

(d)

any valid and subsisting contract, agreement, instrument or other intangible rights by which any of the Assets are bound, or that directly relates to or is otherwise directly applicable to any of the Assets, including that certain Macondo Prospect Deepwater Offshore Operating Agreement effective October 1, 2009 together with all Exhibits thereto and any rights and obligations of Assignor thereunder and related and ancillary agreements thereto (the “Macondo Operating Agreement”) and any other operating agreements; unitization, pooling, and communitization agreements, area of mutual interest agreements, lease exchange agreements, declarations, and orders; joint venture agreements; master service agreements directly relating to the Wells or the Lease and to which Assignor is a party or has an interest; farmin and farmout agreements; water rights agreements and platform agreements; production handling agreements; exploration agreements; participation agreements; exchange agreements; transportation or gathering agreements; agreements for the sale and purchase of Hydrocarbons; or processing agreements; in each case, only to the extent applicable to the Assets or the production of Hydrocarbons from the Assets and solely to the extent such assignment is permitted by or consented to by the counter-parties to such contracts, agreements or instruments, which consents, if required, Assignor, on behalf of itself and its applicable affiliates, covenants to use good faith, commercially reasonable efforts to obtain (collectively, the “Contracts”);

(e)

all easements, permits, licenses, servitudes, rights-of-way, surface or seabed leases, or other surface or seabed rights that relate to or are otherwise applicable to any of the Assets, in each case only to the extent applicable to the Assets rather than to any other properties of Assignor (collectively, the “Surface Rights”);

(f)	all trade credits, accounts receivable, refunds, credits, amounts due under the Contracts, and other receivables attributable to the Assets with respect to any period of time;

(g)	all claims and causes of action of Assignor arising from acts, omissions, or events, or damage to or destruction of property affecting any of the Assets;

2

(h)

all rights, titles, claims, and interests of Assignor attributable to the Assets arising prior to the Effective Time (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance proceeds or awards;

(i)

any seismic, geochemical, and geophysical information, and data licensed by third parties to Assignor and all intellectual property developed in connection with the Assets, the Lease, the Wells, the Surface Rights, and the Macondo Operating Agreement or other Contracts, and any and all contract, activities and/or operations under any of the foregoing, in each case solely to the extent applicable to the Assets rather than other properties of Assignor, and solely to the extent such assignment is permitted by the applicable licenses or consented to by the applicable counter-parties or service providers, which consents, if required, Assignor, on behalf of itself and its applicable affiliates, covenants to use good faith, commercially reasonable efforts to obtain ; and

(j)

any and all of its rights, title and interest in, to and under any property or rights (whether real or personal, tangible or intangible) of Assignor, related to or derived from Assignor’s interest in the Assets, the Lease, the Wells, the Surface Rights, and the Macondo Operating Agreement or other Contracts, and any and all contract, activities and/or operations under any of the foregoing, in each case solely to the extent applicable to the Assets rather than other properties of Assignor, and solely to the extent such assignment is permitted by the applicable contracts or consented to by the applicable counter-parties or rights holders, which consents, if required, Assignor, on behalf of itself and its applicable affiliates, covenants to use good faith, commercially reasonable efforts to obtain (other than Assignor and Intervenor).

TO HAVE AND TO HOLD all and singular the Assets together with all rights, titles, interests, estates, remedies, powers and privileges thereto appertaining unto Assignee and its successors, legal representatives and assigns forever, subject to the following:

1.	This Assignment shall extend to, be binding upon, and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

2.	The Exhibits and Schedules to this Assignment are hereby incorporated by reference and constitute a part of this Assignment.

3.

An Assignment of Record Title Interest in Federal OCS Oil and Gas Lease in the form attached hereto as Exhibit “3” will be executed for filing with and approval by applicable governmental bodies. This Assignment of Record Title Interest in Federal OCS Oil and Gas Lease shall merely evidence the conveyance and assignment of record title interest herein made and shall not constitute any additional conveyance or assignment of the Assets.

3

4.

This Transfer is governed by the applicable transfer provisions in the Macondo Operating Agreement. To the extent Assignee elects to rescind this agreement upon the happening of the conditions set forth in Section 7 below, the Macondo Operating Agreement shall continue to govern the Parties’ relationship with respect to the Lease.

5.	This Assignment of the Assets is made on a non-recourse basis, without warranty of any kind, including warranty of title.

6.

Assignee expressly assumes all of Assignor’s debts and obligations under the Macondo Operating Agreement incurred after the later of: (i) the date on which this Assignment becomes fully effective under the Macondo Operating Agreement and (ii) the date on which this Assignment becomes effective under applicable laws and regulations.

7.

In the event that any required governmental consents to the assignment of the Lease are not obtained despite Assignee and its applicable affiliates’ good faith, commercially reasonable efforts to obtain such consent, and Assignee elects to rescind this Assignment and withdraw the application for governmental approval evidenced by Exhibit 3 hereto (as contemplated in the Settlement Agreement, Mutual Releases, and Agreement to Indemnify) and so notifies Assignor in writing, any interest described in the Lease and the other Assets shall automatically and without any further action of any party hereto re-vest in Assignor, except that Assignee shall retain the Assets described in: (i) paragraph (c) for the period from the Effective Time until the date of Assignee’s rescission; (ii) paragraph (f) to the extent such contracts were entered into after the Effective Time and prior to Assignee’s rescission; and (iii) paragraph (g) with respect to all such rights acquired after the Effective Time and prior to Assignee’s rescission. The Parties shall prepare the customary and necessary documentation to reflect Assignee’s rescission, and, upon Assignee’s request, Assignor shall execute same. The execution and delivery of this Assignment, and any such rescission by Assignee shall not, however, affect the validity or enforceability of the Settlement Agreement or any aspect thereof.

8.	In the event any provision of this Assignment conflicts with any term of the Settlement Agreement, the applicable terms of the Settlement Agreement shall control.

This Assignment shall be governed by and construed in accordance with the law of the State of Louisiana, and may be executed in any number of counterparts, each of which shall be deemed valid and binding with respect to the signatories thereto, and all of which together shall constitute one and the same conveyance.

IN WITNESS WHEREOF, the Parties have executed this Assignment on the ___ day of October, 2011.

4

[Signature and Acknowledgment Pages Follow]

5

EXECUTED AND DELIVERED in the presence of the undersigned competent witnesses on the date(s) set forth in the attached acknowledgments, but effective as of the Effective Time.

WITNESSES:	ASSIGNOR:
ANADARKO PETROLEUM CORPORATION
Name printed:

By:
Name
Name printed:	Title:

WITNESSES:	ASSIGNEE:
BP EXPLORATION & PRODUCTION INC.
Name printed:

By:
Name:
Name printed:	Title:

6

Acknowledgments

STATE OF TEXAS )	ss.
COUNTY OF HARRIS )

On this          day of                     , 2011, before me, the undersigned notary in and for the jurisdiction listed above, appeared                                          , to me personally known, who, being by me duly sworn, did say that he is the                                                           of Anadarko Petroleum Corporation, a Delaware corporation, and did this day sign the foregoing instrument (in the presence of the two competent witnesses whose signatures appear next to his on the foregoing instrument) on behalf of Anadarko Petroleum Corporation the free act and deed of said corporation by the authority of its board of directors.

Notary Public in and for

the State of Texas

Name printed:

My commission expires:                             .

STATE OF TEXAS )	ss.
COUNTY OF HARRIS )

On this          day of                     , 2011, before me, the undersigned notary in and for the jurisdiction listed above, appeared                                         , to me personally known, who, being by me duly sworn, did say that he is the                                                           of BP Exploration & Production Inc., a Delaware corporation, and did this day sign the foregoing instrument (in the presence of the two competent witnesses whose signatures appear next to his on the foregoing instrument) on behalf of BP Exploration & Production Inc., the free act and deed of said corporation by the authority of its board of directors.

Notary Public in and for

the State of Texas

Name printed:

My commission expires:                             .

7

AND NOW, appearing herein comes INTERVENOR, Anadarko E&P Company LP, through its undersigned authorized representative and in the presence of the undersigned competent witnesses on the date(s) set forth in the attached acknowledgments, but effective as of the Effective Time, which: (i) consents to the foregoing Assignment and Bill of Sale and Transfer of Operating Agreement Interest conveying, among other things, the Assets from Anadarko Petroleum Corporation to BP Exploration & Production Inc.; (ii) acknowledges and stipulates that it has previously assigned any and all of its interest in the Assets described therein to Anadarko Petroleum Corporation; and (iii) to the extent it currently owns any direct or residual interest in any Assets described therein, does hereby for good and valuable considerations, the receipt and suffering of which are hereby acknowledged, remise, release and forever quitclaim unto BP Exploration & Production Inc. all of its right, title and interest, if any, in and to the Assets.

WITNESSES:	INTERVENOR:
ANADARKO E&P COMPANY LP
By:
Name printed:	Name:
Title:

Name printed:

Acknowledgment

STATE OF TEXAS )	ss.
COUNTY OF HARRIS )

On this          day of                     , 2011, before me, the undersigned notary in and for the jurisdiction listed above, appeared                                          , to me personally known, who, being by me duly sworn, did say that he is the                                                           of Anadarko E&P Company LP, a                          limited partnership, and did this day sign the foregoing instrument (in the presence of the two competent witnesses whose signatures appear next to his on the foregoing instrument) on behalf of Anadarko E&P Company LP as the free act and deed of said company by the authority of its partners.

Notary Public in and for

the State of Texas

Name printed:

My commission expires:                             .

8

Exhibit “1” Schedule of Wells

To Assignment and Bill of Sale and Transfer of Operating Agreement Interest effective                         , by and between Anadarko Petroleum Corporation, as Assignor, and BP Exploration & Production Inc., as Assignee

1.	The Macondo Well (Well No. 1) (API Number 60-817-41169);

2.	Well No. 2 (API Number 60-817-41190); and

3.	Well No. 3 (API Number 60-817-41189).

[End of Exhibit 1]

CONFIDENTIAL SETTLEMENT AGREEMENT

Exhibit “2” Schedule of Leases and Surface Rights

To Assignment and Bill of Sale and Transfer of Operating Agreement Interest effective                         , by and between Anadarko Petroleum Corporation, as Assignor, and BP Exploration & Production Inc., as Assignee

Anadarko Petroleum Corporation’s twenty-five (25%) percent interest in the following Lease: Federal OCS oil & gas lease serial number OCS-G 32306 dated June 1, 2008, between the United States of America and BP Exploration & Production Inc., covering all of Mississippi Canyon Block 252, OCS Official Protraction Diagram NH 16-10, covering 5,760 acres as to all depths and bearing a royalty rate of 18.75% percent. (Record Title Interest).

[End of Exhibit 2]

CONFIDENTIAL SETTLEMENT AGREEMENT

Exhibit “3” Assignment of Record Title Interest in Federal

OCS Oil and Gas Lease

To Assignment and Bill of Sale and Transfer of Operating Agreement Interest effective                         , by and between Anadarko Petroleum Corporation, as Assignor, and BP Exploration & Production Inc., as Assignee

[insert completed BOEMRE form MMS-150 (October 2011)]

[End of Exhibit 3]

[End of Assignment]

CONFIDENTIAL SETTLEMENT AGREEMENT